SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

NTN Buzztime, Inc
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NTN BUZZTIME, INC.
5966 La Place Court
Carlsbad, California 92008

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held May 29, 2009
To the Stockholders of NTN Buzztime, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the “Annual Meeting”) of NTN Buzztime, Inc. (“NTN Buzztime” or the “Company”) will be held at the Company’s headquarters located at 5966 La Place Court, Carlsbad, California 92008, at 9:00 a.m. local time, on May 29, 2009, for the following purposes, as more fully described in the attached Proxy Statement:

1.	To elect five (5) directors to hold office until the 2010 Annual Meeting of stockholders and until their respective successors are duly elected and qualified;

2.	To ratify the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009;

3.	To consider and act upon such other matters as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors fixed the close of business on April 17, 2009 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. A list of stockholders entitled to vote at the meeting will be available for inspection at the Company’s offices for at least 10 days prior to the meeting, and will also be available for inspection at the meeting.

You are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting in person, in order to ensure your representation at the meeting, please promptly complete, date, sign, and return the enclosed proxy in the accompanying envelope.  In addition to voting by mail, you may vote by telephone or via the internet. You do not need to return your proxy by mail if you vote either by telephone or via the internet.

VOTE VIA THE INTERNET – www.proxyvote.com

You may vote via the internet at www.proxyvote.com. Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE VIA TELEPHONE – 1.800.690.6903

You may vote via telephone by dialing 1.800.690.6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by the Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the internet. To enroll in electronic delivery, please follow the instructions above to vote via the internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

The prompt return of your proxy will help to save expenses incurred in further communication. Your proxy can be revoked as described in the Proxy Statement and will not affect your right to vote in person should you decide to attend the Annual Meeting.

This Proxy Statement and our Annual Report to stockholders are available on the internet at http://www.vfnotice.com/ntnbuzztime.  On this site, you will be able to access our 2009 Proxy Statement, our 2008 Annual Report which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and any amendments or supplements to the foregoing material that is required to be furnished to stockholders.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ KENDRA BERGER
Kendra Berger
Chief Financial Officer and Secretary

NTN BUZZTIME, INC.
5966 La Place Court
Carlsbad, California 92008

PROXY STATEMENT
Annual Meeting of Stockholders to be held May 29, 2009

SOLICITATION AND VOTING

General

The enclosed proxy is being solicited on behalf of the Board of Directors of NTN Buzztime, Inc. (“NTN Buzztime” or the “Company”) for use at the annual meeting of stockholders to be held at the Company’s headquarters located at 5966 La Place Court, Carlsbad, California 92008, at 9:00 a.m. local time, on May 29, 2009, and at any adjournment or postponement thereof (the “Annual Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. We are first mailing this Proxy Statement, together with the accompanying proxy solicitation materials, to stockholders, and posting it on our corporate website at www.buzztime.com, on or about April 30, 2009.

Proposals You Are Asked to Vote on and the Board’s Voting Recommendation

The matters you will be asked to vote on and the Board’s recommendations are:

Proposal		Voting Recommendations
1.	The election of five directors to hold office until the 2010 annual meeting and until such person’s successor is duly elected and qualified;	FOR
2.	The ratification of Mayer Hoffman McCann P.C. as our independent registered public accountant; and	FOR
3.	Any other matters that may properly come before the annual meeting.	(*)

*
The Board is not aware of any other matters to be presented to you for a vote, however, if a matter requiring a vote is properly brought forth during the meeting, the Board’s recommendation vote will be communicated to you at that time.

Voting and Quorum

We have one class of voting stock outstanding, designated common stock, $.005 par value (“Common Stock”). Each share of our Common Stock is entitled to one vote for each director to be elected and for each other matter to be voted on at the Annual Meeting. Only holders of record of Common Stock at the close of business on April 17, 2009 are entitled to notice of and to vote at the Annual Meeting. There were approximately 55,723,000 shares of Common Stock outstanding as of the record date. The presence, in person or by proxy, at the Annual Meeting, of stockholders entitled to cast a majority of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at the Annual Meeting. For purposes of determining a quorum, shares represented at the meeting either in person or by proxy that are held by brokers or nominees will be treated as present even if the broker or nominee does not have discretionary power to vote on a particular matter or if instructions were never received from the beneficial owner. These shares are called “broker non-votes.” Abstentions will be counted as present for quorum purposes but for purposes of determining the outcome of a proposal abstentions will not be treated as affirmative votes.  For proposals requiring an affirmative vote of a majority of the shares present, an abstention is equivalent to a "no" vote.  Abstentions will have no effect on the election of directors.  The inspector of election appointed for the Annual Meeting will tabulate all votes including a separate tabulation of the affirmative and negative votes and abstentions.

The proxy holders will vote all shares of Common Stock represented by a properly completed proxy received in time for the Annual Meeting as directed in the proxy. If no direction is given in the proxy, it will be voted “FOR” Proposal 1, the election as directors of each of the nominees named in this Proxy Statement, and “FOR” Proposal 2, ratification of the appointment of Mayer Hoffman McCann P.C. as our registered independent public accounting firm for the fiscal year ending December 31, 2009. Broker non-votes will not affect the outcome of any of the proposals. With respect to any other item of business that may properly come before the Annual Meeting, the proxy holders will vote the proxy in accordance with their best judgment.

Revocability of Proxies

You may revoke a proxy at any time before it has been exercised by giving written notice of revocation to our Secretary, by executing and delivering to the Secretary a proxy dated as of a later date than the accompanying proxy, or by attending the Annual Meeting and voting in person. If, however, your shares of record are held by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain from that record holder a proxy issued in your name.  Attendance at the Annual Meeting, by itself, will not serve to revoke a proxy.

Solicitation

We will bear the cost of soliciting proxies. This Proxy Statement and the accompanying proxy solicitation materials, in addition to being mailed directly to stockholders, will be distributed through brokers, custodians and other nominees to beneficial owners of shares of Common Stock. We may reimburse such parties for their reasonable expenses in forwarding solicitation materials to beneficial owners. We do not expect these costs to be significant. Our directors, officers or regular employees may follow up the mailing to stockholders by telephone, electronic mail or personal solicitations, but no special or additional compensation will be paid to those directors, officers or employees for doing so.

Stockholder Proposals for 2010 Annual Meeting

Our Amended and Restated Bylaws provide that advance notice of a stockholder’s proposal must be delivered to the Secretary of our company at our principal executive offices not later than ninety (90) calendar days or more than one hundred twenty (120) calendar days in advance of the anniversary of the mailing date of the proxy materials for the previous year’s annual meeting. However, the bylaws also provide that in the event that no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than 30 days or delayed by more than 30 days from the anniversary of the previous year’s annual meeting, this advance notice must be received no later than the close of business on the later of the 90th day before such annual meeting or the 10 th day following the day on which public announcement of the date of such meeting is first made.

Stockholders are advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals. Our bylaws are available on the Corporate Governance section of our website at www.buzztime.com. In addition, a copy of the full text of the provisions of our bylaws dealing with stockholder nominations and proposals is available to stockholders from the Secretary of our company upon written request.

Stockholders who wish to submit one or more proposals for inclusion in our Proxy Statement relating to the 2010 annual meeting of stockholders must submit such proposals so that we receive such proposals at our principal executive offices on or after December 31, 2009 and on or before January 30, 2010. In addition, if we are not notified by January 30, 2010 of a proposal to be brought before the 2010 Annual Meeting by a stockholder, then proxies held by management may provide the discretion to vote against such proposal even though it is not discussed in the proxy statement for such meeting.

Selection of Director Nominees

The Nominating and Corporate Governance Committee will consider candidates for Board membership suggested by other Board members, as well as by management and stockholders. As a stockholder, you may recommend any qualified person for consideration as a nominee for director by writing to the Nominating and Corporate Governance Committee of the Board of Directors, c/o NTN Buzztime, Inc., 5966 La Place Court, Carlsbad, California 92008. Recommendations must be received on or after December 30, 2009 and on or before January 29, 2010 to be considered for the 2010 annual meeting of stockholders, and must comply with the requirements in our bylaws. Recommendations must include the name and contact information of the candidate, a statement of the candidate’s business and educational experience, including relevant dates and past employment and degrees or certifications received, the class and number of shares of our company that are beneficially owned by such person, information regarding the candidate that is sufficient to enable the Nominating and Corporate Governance Committee to evaluate the candidate under the Board membership criteria described below under the heading “Director Nominations,” a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company, detailed information regarding any relationship or understanding between the candidate and the stockholder who is submitting the candidate’s nomination; the candidate’s signed written consent to serve on the Board if elected, and any additional information relating to the candidate as is necessary in order to comply with the solicitations of proxies for the election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934. In addition, such notice shall set forth as to the stockholder making such recommendation, the name and address of such stockholder, the class and number of shares of our company which are beneficially owned by the stockholder, and any material interest of the stockholder relating to the proposed candidate for director. The procedures for considering candidates recommended by a stockholder for Board membership will be no different than the procedures for candidates recommended by members of the Board or by management.

Corporate Governance

We are committed to integrity, reliability and transparency in our disclosures to the public. We have established corporate governance practices to help ensure that our business is operated in the best interests of our stockholders and in full compliance with our legal obligations including the corporate governance listing standards of the NYSE Amex and regulations of the Securities and Exchange Commission (the “SEC”).

Our Corporate Governance Guidelines, Committee Charters, the Code of Ethics and other corporate governance materials and related information are posted in the Corporate Governance section of our website at www.buzztime.com. You may request copies of these documents, without charge, by writing to us at: NTN Buzztime, Inc., 5966 La Place Court, Carlsbad, California 92008, Attention: Corporate Secretary.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees for Election

Our bylaws provide that the number of directors constituting the whole Board of Directors shall be determined by the Board from time to time by a resolution duly adopted by the Board. The Board of Directors currently consists of five members. Our certificate of incorporation provides for the annual election of all of our directors. Vacancies on the Board of Directors (including vacancies created by an increase in the authorized number of directors) may be filled solely by the Board of Directors. A director appointed by the Board of Directors to fill a vacancy would serve for the remainder of the one year term and until his or her successor is elected and qualified.

The Board of Directors has selected the following nominees for election as directors at the Annual Meeting. Each such nominee is currently serving as a director of the Company. Messrs. Bateman, Berg and Keymer and Ms. Lewis were each appointed as directors by the Board to fill vacancies on our Board.  Mr. Berg, the General Partner of Matador Capital Partners L.P., a significant stockholder of our company, requested that he be appointed to our board  Mr. Bateman was recommended by Mr. Berg, a serving director, for consideration by our nominating and corporate governance committee.  Mr. Keymer was recommended by Mr. Farricielli, a serving director, for consideration by our nominating and corporate governance committee.  Ms. Lewis was recommended by Mr. Keymer, a serving director, for consideration by our nominating and corporate governance committee.  If elected, the following nominees would hold office until the annual meeting of stockholders in 2010 and until their respective successors are duly elected and qualified.

Name	Age (1)	Director Since
Terry Bateman	52	2008
Jeff Berg	49	2008
Joseph J. Farricielli, Jr.	37	2007
Kenneth Keymer	60	2008
Mary Beth Lewis	51	2009

(1)	As of March 31, 2009

The following biographical information is furnished with respect to members of our board of directors:

Terry Bateman was appointed our President and Chief Executive Officer in February 2009 and has served on our Board of Directors since November 2008.  Mr. Bateman has been a personal investor in Red Zone Capital from 2006 to the present, and in connection with that investment activity, served as CEO of Dick Clark Productions, a television production company, from June 2007 to February 2008.  Prior to that, Mr. Bateman served as interim Chief Marketing Officer of the Washington Redskins, a professional football team, from September 2006 to June 2007.  From September 2005 to September 2006, Mr. Bateman served as President and Chief Executive Officer at Barton Cotton, Inc., a provider of integrated direct marketing fundraising services to non-profit organizations, and prior to that, served as its Executive Vice President of Fundraising beginning in 1998.  He was President of Snyder Communications' Marketing Services Division between 1994 and 1997.  Mr. Bateman was Executive Vice President, Vice President and Director of Whittle Communications between 1981 and 1994, having begun his career in marketing with The Gillette Company between 1979 and 1981.  Mr. Bateman holds a B.S. in Economics from the University of Tennessee.

Jeff Berg has served on our Board of Directors since August 2008 and as Chairman of our Board since November 2008.  Mr. Berg is a private investor currently serving as General Partner of Matador Capital Partners, an investment firm that he founded in 2007.  Mr. Berg also currently serves on the Boards of Directors of two private companies in which he is a significant stockholder.  Since 2002, he has been Chairman of the Board and a lead investor in Surfline/Wavetrak Inc., an action sports web site.  He is also the lead Director of Swell Commerce, Inc., a direct marketer of surf apparel and accessories, a company that he co-founded in 1999.  From July 2000 to April 2001, Mr. Berg served as Interim Chief Executive Officer of Swell.  He is also founder and sole stockholder of Airborne Media LLC, a specialty media company that he founded in 2006, which operates web sites and publishes magazines and other niche-market print products.  Between 1995 and 2000, Mr. Berg was Chairman of the Board of AccentHealth, a provider of segmented, patient education-oriented TV programming to medical waiting rooms.  Mr. Berg has over 20 years experience as a professional investor, having worked for 9 years at Raymond James Financial as an institutional securities analyst prior to founding Matador Capital Management, which he was the Chief Investment Officer from 1994 to 2006.  Mr. Berg holds a B.S. in Business Administration from the University of Florida.

Joseph J. Farricielli, Jr. has served on our Board of Directors since December 2007. Since August 2006, he has served as a Senior Vice President of Fidelity National Special Opportunities, Inc., a wholly-owned subsidiary of Fidelity National Financial, Inc., a provider of title insurance, specialty insurance and claims management services. Mr. Farricielli also serves as a director of three privately held companies, Look Investment Agency, Inc., Recycling Enterprises, Inc. and Hamden Sand & Stone, Inc. Previously, Mr. Farricielli held executive positions at Levine Leichtman Capital Partners, LLC, an investment management firm, from January 2006 to July 2006; Imperial Capital, LLC, an investment banking firm, from July 2003 to January 2006; The Bank of Nova Scotia, a commercial and investment banking firm, from November 1999 to May 2003, and GE Capital Services from December 1998 to November 1999.  Mr. Farricielli holds a B.A. in History from Salve Regina University and an M.B.A from the University of New Haven.

Kenneth Keymer, has served on our Board of Directors since November 2008.  >From April 2007 to May 2008, Mr. Keymer served as Chief Executive Officer of VICORP Restaurants, a restaurant chain that operates the Baker's Square and Village Inn restaurants, two commissaries and a dessert manufacturing business.  Mr. Keymer had been serving on VICORP’s Board of Directors since July 2005 and continued in that role until he departed VICORP as CEO and Director in May 2008.  From September 2005 to May 2007, Mr. Keymer served as Chief Executive Officer of AFC Enterprises, a public company that develops, operates and franchises the Popeye’s branded quick-service restaurants, and from June 2004 to September 2005, he served as President of AFC’s Popeye’s Chicken and Biscuits business segment.  He had previously served as a Vice President of Popeye’s from 1984 to 1986.  >From January 2002 to December 2003, he served as Co-CEO and Board member of Noodles & Company, a restaurant chain.  Prior to that, he served in various executive capacities in the food service industry, including as President, COO and Board member of Sonic Corporation and its subsidiaries; Executive Vice President of Perkins Family Restaurants; Senior Vice President of Boston Chicken; Vice President of Taco Bell Corporation; V.P. Operations and Human Resources with Sambo’s Restaurants; and Director of Human Resources for Hardee's Food Systems.  Prior to beginning his foodservice career in 1979, he held positions with the Office of the Chief of Naval Operations and the Defense Intelligence Agency.  He holds an M.S.A in Information Technology from George Washington University and a B.S. in Engineering from the U.S. Naval Academy.

Mary Beth Lewis, has served on our Board of Directors since February 2009.  From August 2007 to January 2009, Ms. Lewis served as Chief Financial Officer of Fresh Produce Sportswear, Inc., a women’s apparel company.  From August 2006 to May 2007, she was an accounting instructor in the College of Business at Colorado State University.  From October 2001 to April 2005, Ms. Lewis served as Chief Financial Officer of Noodles & Company, a restaurant chain.  Prior to that, she was the Chief Financial Officer of Wild Oats Markets, Inc., a national natural foods grocery store chain.  Ms. Lewis currently serves on the Board of Directors for eBags, Inc., an online retailer of bags and accessories, where she also serves as the Audit Committee Chair.  Ms. Lewis holds two undergraduate degrees from West Virginia University:  a B.A. in Psychology and a B.S. in Speech Pathology and Audiology.  Ms. Lewis also holds an MBA in Accounting and Finance from the University of Pittsburgh.

Meetings and Committees

Our business affairs are managed by and under the direction of the Board of Directors. During 2008, the Board of Directors held 20 meetings. During 2008, each director attended at least 75% of the aggregate of (i) the total number of Board meetings held during such member’s service and (ii) the total number of meetings of committees of the Board of Directors on which he or she served, during the period of such member’s service. The schedule for regular meetings of the Board for each year is submitted and approved by the Board in advance.

We have adopted a policy regarding attendance by members of our Board of Directors at our annual meeting of stockholders. Board members are strongly encouraged to attend the annual meeting. All of the nominees for election as directors who were then members of the Board attended the 2008 annual meeting of stockholders.

Each committee of the Board of Directors meets as frequently and for such length of time as it deems necessary to carry out its assigned duties and responsibilities. In addition, the chairman of a committee may call a special meeting of that committee at any time if deemed advisable. We have three standing committees: Audit, Compensation, and Nominating and Corporate Governance. The committees’ respective duties are outlined in their charters. The Board reviews the committees’ duties from time to time and may form new committees, revise a committee’s structure, or disband committees, depending on the circumstances.

Board Independence

The Board has determined the following directors are “independent” under current NYSE Amex rules:

Name
Jeff Berg
Joseph J. Farricielli, Jr.
Kenneth Keymer
Mary Beth Lewis

Committee Composition

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Mary Beth Lewis*+	Kenneth Keymer*	Joseph J. Farricielli, Jr.*
Joseph J. Farricielli, Jr.	Joseph J. Farricielli, Jr.	Jeff Berg
Kenneth Keymer

*	Chairperson
+	Financial Expert

Audit Committee

We have a separately designated standing Audit Committee that operates under a written charter adopted by our Board of Directors. The role of the Audit Committee is to oversee the accounting and financial reporting processes of our company and audits of our financial statements. The responsibilities of the Audit Committee include the periodic review of our accounting and financial reporting and internal control policies and procedures, appointing and providing the compensation of the independent registered public accounting firm of certified public accountants to be retained as our independent auditors, and reviewing management’s specific disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our periodic and annual financial reports to the SEC, and reviewing our quarterly and audited annual financial statements. The Audit Committee is currently comprised of three non-employee directors: Ms. Lewis, Mr. Farricielli and Mr. Keymer are each independent under the listing standards of the NYSE Amex and the Securities Exchange Act. The Audit Committee held four meetings in 2008.

Audit Committee Financial Expert

The Board has determined that Mary Beth Lewis is an “audit committee financial expert” and independent as defined by the rules of the Securities and Exchange Commission.

Compensation Committee

The Compensation Committee consists of Mr. Keymer and Mr. Farricielli, each of whom are independent directors under the rules of the NYSE Amex and the Securities Exchange Act. The Compensation Committee administers our benefit and equity incentive plans, reviews and administers all compensation arrangements for executive officers, and establishes and reviews general policies relating to the compensation and benefits of our officers and employees. The Compensation Committee held 20 meetings in 2008.

Nominating and Corporate Governance Committee

The primary functions of the Nominating and Corporate Governance Committee, which consists solely of non-employee independent directors, are to identify individuals qualified to become members of the Board; to select, or to recommend that the Board select, nominees for election to the Board; and to develop and implement policies and procedures that are intended to ensure that the Board will be appropriately constituted and organized to meet its fiduciary obligations to the Company and our stockholders. The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board. The Nominating and Corporate Governance Committee consists of two non-employee directors: Mr. Farricielli and Mr. Berg, each of whom satisfies the independence standards of the NYSE Amex and the Securities Exchange Act. The Nominating and Corporate Governance Committee held 15 meetings in 2008.

The Board has adopted charters for our Audit, Compensation and Nominating and Corporate Governance Committees.  The Board has also adopted a code of ethics that applies to all of our employees, officers and directors.  These materials are posted on the Corporate Governance section of our website at www.buzztime.com.  The information on our website is not incorporated by reference in this Proxy Statement.

Director Nominations

Our Nominating and Corporate Governance Committee acts in considering new candidates for Board membership suggested by Board members, management and stockholders. The Nominating and Corporate Governance Committee has established qualifications for directors, including the ability to apply fair and independent judgment in a business situation and the ability to represent the interests of all our stockholders and constituencies. A director also must be free of any conflicts of interest that would interfere with his or her loyalty to the Company or our stockholders. In evaluating Board candidates, the Nominating and Corporate Governance Committee considers these qualifications as well as several other factors, including the following:

•	independence from management;

•	depth and breadth of relevant business experience;

•	age and gender;

•	judgment, skill, integrity and reputation;

•	existing commitments to other businesses and willingness to devote adequate time to board duties;

•	potential conflicts of interests with other pursuits;

•	legal considerations such as antitrust issues;

•	personal background, including past involvement in SEC inquiries, legal proceedings, criminal record, or involvement in acts of fraud or dishonesty;

•	business experience in finance and accounting to aid the Nominating and Corporate Governance Committee in determining whether a candidate would be suitable for Audit Committee membership;

•	executive compensation background, to aid the Nominating and Corporate Governance Committee in determining whether a candidate would be suitable for Committee membership; and

•	interplay of candidate’s experience and skills with those of other board members.

The Nominating and Corporate Governance Committee will consider director recommendations by stockholders that are made in writing and addressed to the Secretary of our company or to the Nominating and Corporate Governance Committee. Such stockholder’s recommendation shall set forth as to each person whom the stockholder proposes to nominate for election or re-election as a director: (A) the name and contact information of the candidate, (B) a statement of the candidate’s business and educational experience, including relevant dates and past employment and degrees or certifications received, (C) the class and number of shares of our company that are beneficially owned by such person, (D) information regarding the candidate that is sufficient to enable the Nominating and Corporate Governance Committee to evaluate the candidate under the Board membership criteria described above, (E) a statement detailing any relationship between the candidate and any customer, supplier or competitor of the Company, (F) detailed information regarding any relationship or understanding between the candidate and the stockholder who is submitting the candidate’s nomination; (G) the candidate’s signed written consent to serve on the Board if elected, and (H) any additional information relating to the candidate as is necessary in order to comply with the solicitations of proxies for the election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934. In addition, such notice shall set forth as to the stockholder making such recommendation, (A) the name and address of the stockholder making such recommendation, (B) the class and number of shares of our company which are beneficially owned by the stockholder, and (C) any material interest of the stockholder relating to the proposed candidate for director. The procedures for considering candidates recommended by a stockholder for Board membership will be no different than the procedures for candidates recommended by members of the Board or by management.

Directors’ Common Stock Ownership and Compensation

To encourage directors to have a direct and material cash investment in shares of common stock of the Company, in September 2008, the Board adopted a stock ownership policy for members of our Board.  The ownership requirements under this policy are staged as follows.  For the first year of implementation, each current director is required to hold shares of our common stock, purchased for cash, equal to at least two times the annual cash retainer for Board service (i.e., two times $25,000) (the “First Year Ownership Threshold”) on or before the date of our 2009 annual meeting.  Persons who are newly appointed or elected to the Board at or following the 2009 annual meeting must meet the First Year Ownership Threshold on or before the next annual meeting of stockholders after they join the Board.  Each of our directors who was a member of the Board at the time this stock ownership policy was adopted in September 2008 is required to hold shares of our common stock, purchased for cash, equal to at least four times the annual cash retainer for Board service (i.e., four times $25,000) (the “Minimum Stock Ownership Requirement”) on or before March 11, 2010.  Persons who are newly appointed or elected to the Board after September 2008 must meet the Minimum Stock Ownership Requirement within 18 months after they join the Board.  Board members who do not meet the First Year Ownership Threshold or the Minimum Stock Ownership Requirement, as applicable, are not eligible to receive annual equity awards that are otherwise granted to non-employee directors as described under the heading “Equity Compensation” below.

Generally, directors who are employees of the Company do not receive any additional compensation for their services as directors.  However, in 2008, Michael Fleming received compensation both as a director and as our Interim Chief Executive Officer.  Compensation information for Mr. Fleming is included under the heading “Executive Compensation.”  Compensation information for our non-employee directors is described below.

Annual Retainer and Meeting Fees

Our non-employee directors, except for the Chairman of the Board, are entitled to receive an annual cash retainer in the amount of $25,000 for their services as directors. Our Chairman of the Board is entitled to receive an additional annual cash retainer of $20,000 for his services.

We do not pay our non-employee directors participation fees for meeting attendance.

We pay our non-employee directors additional compensation for their service on the Board committees. The additional annual retainers for Board committee service are as set forth in the table below. As compensation for their additional responsibilities, we pay the chairperson of each Board committee a higher retainer than the other members of the committee.

Additional Annual Retainer for Board Committee Service	Chairperson	Member
Audit Committee	$10,000	$5,000
Compensation Committee	$5,000	$3,000
Nominating and Corporate Governance Committee	$5,000	$3,000

In 2008 our Board suspended compensation of all non-employee directors, including compensation for Board committee service, for the third and fourth quarters of 2008.  Accordingly, no compensation was paid to our non-employee directors for Board and Board committee service relating to those two quarters.

Equity Compensation

We also compensate our non-employee directors through stock option awards. In connection with the commencement of a new director’s term of service, we grant to such new director an option to purchase 30,000 shares of our common stock. The exercise price of each of these new director option awards is equal to the closing market price of our common stock on the date of grant. As of the date of grant, 15,000 of the shares subject to the option are fully vested and exercisable, and the remaining 15,000 shares vest and become exercisable, subject to the director’s continued service, in equal monthly installments beginning in the month immediately following the date of grant through the date of the next annual meeting of stockholders.

Each non-employee director who is re-elected for an additional term of service will be granted an additional option to purchase 20,000 shares of our common stock on the date of our annual stockholder meeting, but only if the director has satisfied First Year Ownership Threshold or the Minimum Stock Ownership Requirement, as applicable, described above. The exercise price of each of these annual option awards is equal to the closing market price of our common stock on the date of the annual meeting of stockholders on which it is granted and the underlying shares vest and become exercisable in twelve equal monthly installments, subject to the director’s continued service. Options granted to non-employee directors on or after July 1, 2007 as compensation for service on the Board of Directors expire on the earlier of ten years from the date of grant or one year from the date the director ceases to serve on the Board of Directors. Options granted to non-employee directors prior to July 1, 2007 as compensation for service on the Board of Directors expire on the earlier of ten years from the date of grant or two years from the date the director ceases to serve on the Board of Directors. In the event of the Company’s merger with another corporation, a sale of all or substantially all of our assets, certain acquisitions of 30% or more of our outstanding common stock, or other change in control events, all non-employee director options will become fully vested and exercisable.

Our non-employee director compensation program is subject to Board review and renewal annually on or around the date of our annual meeting of stockholders.

Director Compensation Table

The following table shows 2008 compensation information for all individuals who served as non-employee directors during the year ended December 31, 2008:

Name	Fees Earned or Paid in Cash	Option Awards (1)	All Other Compensation		Total
Gary Arlen (2)	$26,500	$5,521	$—		$32,021
Terry Bateman (3)	$—	$573	$28,000	(9)	$28,573
Jeff Berg (4)	$—	$—	$—		$—
Barry Bergsman (5)	$44,000	$5,521	$—		$49,521
Robert Clasen (6)	$21,000	$5,521	$—		$26,521
Joseph Farricielli	$21,000	$7,133	$—		$28,133
Kenneth Keymer (7)	$—	$744	$—		$744
Kirk Read (8)	$13,750	$—	$—		$13,750

(1)
The amounts reported in this column are the amounts recognized for financial statement reporting purposes with respect to our fiscal year ended December 31, 2008 in accordance with Statement of Financial Standards (SFAS) No. 123(R), “Share Based Payment,” or SFAS 123(R), except that any estimate of forfeitures was disregarded. For a description of the assumptions used in computing the dollar amount recognized for financial statement reporting purposes, see Note 10 under “Common Stock Options, Deferred Stock Units and Warrants” in the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 24, 2009.

As of December 31, 2008, our non-employee directors had options outstanding to purchase the following number of shares of our common stock:

Mr. Arlen	240,000
Mr. Bateman	30,000
Mr. Berg	—
Mr. Clasen	140,000
Mr. Farricielli	30,000
Mr. Keymer	30,000

(2)	Mr. Arlen resigned from the Board effective February 6, 2009.

(3)	Mr. Bateman was appointed as a Board member effective November 1, 2008, and Chief Executive Officer effective February 2, 2009.

(4)	Mr. Berg was appointed as a Board member effective August 19, 2008 and waived the initial stock option grant.

(5)	Mr. Bergsman resigned effective October 31, 2008.

(6)	Mr. Clasen resigned effective February 17, 2009.

(7)	Mr. Keymer was appointed as a Board member effective November 6, 2008.

(8)	Mr. Read resigned from the Board effective May 23, 2008.

(9)	Mr. Bateman entered into an executive advisory agreement with the Company effective November 18, 2008 and earned a total of $28,000 in consulting compensation for his consulting services in 2008.

Consulting Agreement with Terry Bateman

Effective November 18, 2008, we entered into an executive advisory agreement with Mr. Bateman.  Under the terms of this agreement, we engaged Mr. Bateman to serve as a consultant and to assist us with a strategic analysis of our operations and to advise and assist the Company’s management team in seeking to identify and employ a permanent chief executive officer.  The initial term of the agreement was for a 90-day period, which we, in our sole discretion, could extend for up to two additional 45-day periods.  In exchange for his services, we agreed to pay Mr. Bateman $20,000 per month.  This agreement was terminated when Mr. Bateman was appointed our Chief Executive Officer on February 2, 2009.

Required Vote

Nominees receiving the highest number of affirmative votes cast at the Annual Meeting, up to the number of directors to be elected, will be elected as directors. Proxies may not be voted for a greater number of persons than the number of nominees named herein. The nominees have each indicated a willingness to serve as directors. If any of them should decline or be unable to act as a director, however, the proxy holders will vote for the election of another person as the Board of Directors recommends.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED. PROXIES WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES NAMED IF NO DIRECTION IS GIVEN IN THE PROXIES.

EXECUTIVE COMPENSATION

Overview of Compensation Program

Compensation Processes and Procedures

The Compensation Committee of the Board of Directors has the responsibility for reviewing and approving all compensation arrangements for the Company’s executive officers, administering the Company’s benefit plans and providing guidance over our organizational structure.  Typically, the Chief Executive Officer presents compensation recommendations to the Committee with respect to the executive officers who report to him.  The Committee may accept or adjust such recommendations.  The Committee is solely responsible for the determination of the Chief Executive Officer’s compensation while the full Board of Directors participates in the evaluation of the Chief Executive Officer.

Over the course of 2008, evaluation of compensation rates for executive officers hired during 2008 was accomplished through an external comparison of viable candidates and referencing current public salary survey data to determine the appropriate level of salary, performance-based bonus, and/or equity incentives to present a competitive compensation package in order to attract and retain top talent.  Typically, we evaluate between three and five different sources of compensation data to provide relevant market benchmark data for a given executive role.  Additionally, the Committee has the authority to engage the services of outside advisors and experts to assist and advise the Committee on matters relating to executive compensation.

Tax and Accounting Implications

Compensation paid to our chief executive officer and our three other highest compensated officers (excluding our chief financial officer) (each a "Covered Employee") is subject to a $1,000,000 annual deduction limit pursuant to Section 162(m) of the Internal Revenue Code, as amended.  This deduction limit does not apply to compensation that qualifies for the performance-based compensation exception under Section 162(m).  In fiscal 2008, no Covered Employee's total compensation exceeded $1,000,000 and it is similarly expected that in fiscal 2009 no Covered Employee's compensation will exceed $1,000,000.  However, the Board of Directors and its Compensation Committee are aware that the future grant of certain equity compensation awards, other than stock options or stock appreciation rights granted without any discount, under our 2004 Performance Incentive Plan to Covered Employees may not qualify as performance-based compensation and therefore this could potentially cause the $1,000,000 deduction limit to be exceeded in future years. However, the Board of Directors wishes to retain the flexibility to make such awards if necessary and more generally does not anticipate that the compensation deduction limit will significantly affect our executive compensation policies.

The Company accounts for stock-based payments including equity awards under our equity incentive plans in accordance with the requirements of FASB Statement 123(R), Share Based Payments.

Summary Compensation Table

The following table sets forth information concerning compensation earned for services rendered to the Company during the years ended December 31, 2008 and 2007 by all individuals who served as our principal executive officer, our principal financial officer and two additional former executive officers for whom disclosure is required under applicable SEC requirements. Collectively, these are the “named executive officers”.

Name and Principal Position	Year	Salary	Stock Awards (1)	Option Awards (1)		All Other Compensation		Total
Dario Santana (2)	2008	$240,804	$—	$103,656		$416,575	(3)	$761,035
President, Chief Executive Officer and Director	2007	$400,000	$—	$179,628		$143,386	(4)	$723,014

Michael Fleming (5)	2008	$238,461	$—	$33,083		$31,944	(6)	$303,488
President, Chief Executive Officer and Director	2007	$—	—	$14,764		$33,350	(6)	$48,114

Kendra Berger	2008	$270,057	$579	$87,023		$71,444	(7)	$429,103
Chief Financial Officer	2007	$250,000	$—	$77,474		$2,054	(8)	$329,528

Jake Tauber (9)	2008	$273,765	$579	$27,787		$147,561	(10)	$449,692
Executive Vice President of Content and Marketing	2007	$72,000	$—	$8,697		$16	(11)	$80,713

Mariana Danilovic (12)	2008	$98,076	$—	$—	(13)	$94,136	(14)	$192,212
Executive Vice President of Business Development	2007	$89,423	$—	$12,789		$1,752	(8)	$103,964

(1)
The amounts reported in this column are the amounts recognized for financial statement reporting purposes with respect to our fiscal year end in accordance with SFAS 123(R), except that any estimate of forfeitures was disregarded. For a description of the assumptions used in computing the dollar amount recognized for financial statement reporting purposes, see Note 10 under “Common Stock Options, Deferred Stock Units and Warrants” in the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 24, 2009.

(2)	Mr. Santana’s employment terminated on July 9, 2008.

(3)	Consists of $400,000 of severance, $14,536 payments for medical premiums and the remaining $2,039 for employer 401(k) contributions and life insurance premiums.

(4)	Consists of $141,332 of reimbursed relocation expenses and $2,054 for employer 401(k) contributions and life insurance premiums.

(5)	Mr. Fleming accepted the position of Interim Chief Executive Office on May 29, 2008, resigned on November 17, 2008 and was paid out through December 31, 2008.

(6)
Includes $23,250 of compensation for his service as a non-employee director and the remaining $8,694 for final vacation payout and life insurance premiums.  The option and all other compensation included during 2007 were for Mr. Fleming’s service as a non-employee director.

(7)	Consists of a $69,378 retention bonus, and payments for employer 401(k) contributions and life insurance premiums.

(8)	Consists of payments for employer 401(k) contributions and life insurance premiums.

(9)	Mr. Tauber’s employment terminated on November 20, 2008.

(10)	Consists of $145,500 of severance and the remaining $2,061 for employer 401(k) contributions and life insurance premiums.

(11)	Consists of life insurance premiums.

(12)	Ms. Danilovic’s employment terminated on May 15, 2008.

(13)
As a result of Ms. Danilovic’s termination, we reversed $11,144 of her stock based compensation that was previously recognized in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2008 in accordance with SFAS 123(R).

(14)	Consists of an $85,000 total cash payment, $7,108 as a final vacation payout, and the remaining $2,028 for employer 401(k) contributions and life insurance premiums.

Narrative Disclosure to Summary Compensation Table

Employment Agreements, Contingent Compensation and Other Matters

Former Chief Executive Officer

Mr. Santana served as our Chief Executive Officer from July 2006 through July 2008. In July 2008 we entered into a severance agreement and general release with Mr. Santana, pursuant to which we agreed to pay him a cash sum of $400,000, payable in 26 equal bi-weekly payments in accordance with our normal payroll practices, less all applicable withholdings and also provide continued medical and dental insurance coverage during the period of July 2008 through June 2009, for which premiums total $14,536. In exchange for the consideration provided above, Mr. Santana provided us with a general release of all claims arising out of his employment or termination of employment and agreed to abide by the terms of our standard Confidentiality and Work for Hire Agreement.

Former Chief Executive Officer

Mr. Fleming served as our Interim Chief Executive Officer from May 2008 through November 2008.  Mr. Fleming was compensated $33,333 on a monthly basis pursuant to his agreement, which expired on December 31, 2008.

Former Executive Vice President of Content and Marketing

Mr. Tauber served as our Executive Vice President of Content and Marketing from September 2007 through November 2008.  In November 2008 we entered into a severance agreement and general release with Mr. Tauber, pursuant to which we agreed to pay him a cash sum of $145,500, payable in 13 equal bi-weekly payments in accordance with our normal payroll practices, less all applicable withholdings.  In exchange for the consideration provided above, Mr. Tauber provided us with a general release of all claims arising out of his employment or termination of employment and agreed to abide by the terms of our standard Confidentiality and Work for Hire Agreement.

Former Executive Vice President of Business Development

Ms. Danilovic served as our Executive Vice President of Business Development from August 2007 through May 2008.  We entered into a settlement and general release with Ms. Danilovic, pursuant to which we provided a total cash payment of $85,000, less all applicable withholdings.  Our insurance provider covered a portion of this cash payment in the amount of $25,000.  In exchange for the consideration provided above, Ms. Danilovic provided us with a general release of all claims arising out of her employment or termination of employment and agreed to abide by the terms of our standard Confidentiality and Work for Hire Agreement.

Potential Payments Upon Termination or Change-in-Control

Chief Financial Officer

We have an agreement with Ms. Berger that if her employment with us terminates, we would pay her an amount equal to six months of her then-current base salary, less tax withholdings. If Ms. Berger had been terminated on December 31, 2008, the amount of her severance payment would have been $138,816, less all applicable withholdings.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning equity awards held by the named executive officers that were outstanding as of December 31, 2008:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Dario Santana	57,291	(1)	—		1.03	7/9/2009	—		—
	359,375	(2)	—		1.49	7/9/2011	—		—

Michael Fleming	150,000	(3)	—		0.42	12/31/2009	—		—
	20,000	(4)	—		1.12	12/31/2009	—		—
	20,000	(5)	—		1.54	12/31/2010	—		—
	20,000	(6)	—		2.00	12/31/2010	—		—
	20,000	(7)	—		2.60	12/31/2010	—		—
	20,000	(8)	—		1.85	12/31/2010	—		—
	20,000	(9)	—		1.35	12/31/2010	—		—
	20,000	(10)	—		0.66	12/31/2010	—		—

Kendra Berger	31,250	(11)	68,750	(11)	0.95	9/03/2017	—		—
	233,333	(12)	166,667	(12)	1.21	8/27/2016	—		—
	20,000	(13)	—		1.54	6/13/2016	—		—
	20,000	(14)	—		1.88	6/30/2015	—		—
	—		—		—	—	18,750	(15)	6,000

Jake Tauber	65,625	(16)	—		0.93	11/20/2009	—		—

Mariana Danilovic	—		—		—	—	—		—

(1)	The option was granted on July 10, 2007 and the vested portion expires on July 9, 2009, which is one year after his termination date.

(2)	The option was granted on July 10, 2006 and the vested portion expires on July 9, 2011, which is three years after his termination date.

(3)	The option was granted on June 9, 2008 as Interim Chief Executive Officer and the vested portion expires on December 31, 2009, which is one year after his termination date.

(4)	The option was granted on June 15, 2007 for his services as a director and the vested portion expires on December 31, 2009, which is one year after his termination date.

(5)	The option was granted on June 14, 2006 for his services as a director and the vested portion expires on December 31, 2010, which is two years after his termination date.

(6)	The option was granted on June 10, 2005 for his services as a director and the vested portion expires on December 31, 2010, which is two years after his termination date.

(7)	The option was granted on September 30, 2004 for his services as a director and the vested portion expires on December 31, 2010, which is two years after his termination date.

(8)	The option was granted on May 2, 2003 for his services as a director and the vested portion expires on December 31, 2010, which is two years after his termination date.

(9)	The option was granted on May 31, 2002 for his services as a director and the vested portion expires on December 31, 2010, which is two years after his termination date.

(10)	The option was granted on November 13, 2001 for his services as a director and the vested portion expires on December 31, 2010, which is two years after his termination date.

(11)
The option was granted on September 4, 2007 and shall vest and become exercisable at the rate of 25% of the shares underlying the option on the first anniversary of the option grant date and the remaining shares underlying the option shall vest in a series of 36 equal monthly installments thereafter.

(12)
The option was granted on August 28, 2006 and shall vest and become exercisable at the rate of 25% of the shares underlying the option on the first anniversary of the option grant date and the remaining shares underlying the option shall vest in a series of 36 equal monthly installments thereafter.

(13)	The option was granted on June 14, 2006 for Ms. Berger’s service as a non-employee director and was vested and exercisable in full as of June 14, 2007.

(14)	The option was granted on July 1, 2005 for Ms. Berger’s service as a non-employee director and was vested and exercisable in full as of July 1, 2006.

(15)	The deferred stock unit was granted August 12, 2008.

(16)	The option was granted on September 5, 2007 and the vested portion expires on November 20, 2009, which is one year after his termination date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage ownership of common stock as of March 31, 2009 by

(i)	all persons known to us to own beneficially more than 5% of the outstanding shares of common stock based on reports filed by each such person with the Securities and Exchange Commission;

(ii)	each of our directors and nominees for director;

(iii)	each of the Named Executive Officers; and

(iv)
all of the executive officers and directors as a group. Beneficial ownership includes any shares which a person has the right to acquire within 60 days of March 31, 2009. Except as otherwise indicated and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares of common stock shown.

Except as otherwise indicated, the address for each person is c/o NTN Buzztime, Inc., 5966 La Place Court, Carlsbad, California 92008.

Name	Number of Shares Beneficially Owned (1)	Percent of Common Stock (1)
Terry Bateman (2)	137,232	*
Jeff Berg (11)	5,475,600	9.8%
Kendra Berger (3)	395,415	*
Mariana Danilovic	—	—
Joseph Farricielli (4)	106,000	*
Michael Fleming (5)	290,000	*
Kenneth Keymer (6)	30,000	*
Mary Beth Lewis (7)	30,000	*
Dario Santana (8)	491,666	*
Jake Tauber (9)	65,625	*
Fidelity National Financial, Inc. (10)	6,644,611	12.0%
Matador Capital Partners, L.P. (11)	5,445600	9.8%
Trinad Capital Master Fund, Ltd. (12)	8,649,893	15.5%
All executive officers and directors of NTN as a Group (10 persons) (13)	7,021,538	12.6%

*	less than 1%

(1)
Included as outstanding for purposes of this calculation are 55,723,438 shares of common stock (the amount outstanding as of March 31, 2009) plus, in the case of each particular holder, the shares of common stock subject to currently exercisable options, warrants, or other instruments exercisable for or convertible into shares of common stock (including such instruments exercisable within 60 days after March 31, 2009) held by that person, which instruments are specified by footnote. Shares issuable as part or upon exercise of outstanding options, warrants, or other instruments other than as described in the preceding sentence are not deemed to be outstanding for purposes of this calculation.

(2)	Consists of 137,232 shares subject to options held by Mr. Bateman that are currently exercisable or exercisable within 60 days of March 31, 2009.

(3)	Includes 356,665 shares subject to options held by Ms. Berger that are currently exercisable or exercisable within 60 days of March 31, 2009.

(4)	Consists of 30,000 shares subject to options held by Mr. Farricielli that are currently exercisable or exercisable within 60 days of March 31, 2009.

(5)	Consists of 290,000 shares subject to options held by Mr. Fleming that are currently exercisable or exercisable within 60 days of March 31, 2009.

(6)	Consists of 30,000 shares subject to options held by Mr. Keymer that are currently exercisable or exercisable within 60 days of March 31, 2009.

(7)	Consists of 30,000 shares subject to options held by Ms. Lewis that are currently exercisable or exercisable within 60 days of March 31, 2009.

(8)	Includes 416,666 shares subject to options held by Mr. Santana that are currently exercisable or exercisable within 60 days of March 31, 2009.

(9)	Consists of 65,625 shares subject to options held by Mr. Tauber that are currently exercisable or exercisable within 60 days of March 31, 2009.

(10)	Based upon a Schedule 13D filed on September 30, 2008 containing information as of December 18, 2007, the following entities beneficially owned the number of shares as set forth below:

Entity or Person	Shares Beneficially Owned	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
Fidelity National Financial, Inc. (“FNF”)	6,644,611	613,400	6,031,211	613,400	6,031,211
Security Union Title Insurance Company (“Security Union”)	1,222,030	—	1,222,030	—	1,222,030
Alamo Title Insurance (“Alamo”)	1,170,679	—	1,170,679	—	1,170,679
Ticor Title Insurance Company (“TTIC”)	1,237,000	—	1,237,000	—	1,237,000
Chicago Title Insurance Company (“CTIC”)	1,222,702	—	1,222,702	—	1,222,702
Fidelity National Title Insurance Company (“FNT”)	1,178,800	—	1,178,800	—	1,178,800

FNF is the parent company of each of Security Union, Alamo, TTIC, CTIC and FNT, each of which is a majority-owned by FNF.

The address for FNF is 601 Riverside Avenue, Jacksonville, Florida 32204.

The address for Security Union and TTIC is 4050 Calle Real, Suite 210, Santa Barbara, California, 93110.

The address for Alamo is 10010 San Pedro, Suite 700, San Antonio, Texas 78216.

The address for CTIC is 171 N. Clark Street, Chicago, Illinois 60601.

The address for FNT is 17911 Von Karman, Suite 300, Irvine, California 92614.

(11)	Based upon a Schedule 13D filed on December 19, 2008 containing information as of December 12, 2008, the following person and entities beneficially owned the number of shares as set forth below:

Entity or Person	Shares Beneficially Owned	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
JABAM, Inc. (“JABAM”)	5,445,600	—	5,445,600	—	5,445,600
Jeffrey A. Berg	5,475,600	30,000	5,445,600	30,000	5,445,600
Matador Capital Partners, L.P. (“Matador”)	5,445,600	—	5,445,600	—	5,445,600

Mr. Berg is the President and controlling shareholder of JABAM.  JABAM is the general partner of Matador.  Each of JABAM and Mr. Berg disclaims beneficial ownership in shares of common stock listed as beneficially owned by the other party or by Matador except to the extent of its or his pecuniary interest therein.  The address for each of JABAM, Mr. Berg and Matador is 200 First Avenue North, Suite 201, St. Petersburg, Florida  33701.

(12)
Based upon a Schedule 13D/A filed on March 18, 2009 containing information as of March 11, 2009, the following entities and persons beneficially owned in the aggregate number of shares as set forth below:

Entity or Person	Shares Beneficially Owned	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
Trinad Capital Master Fund, Ltd.	8,649,893	—	8,649,893	—	8,649,893
Trinad Management, LLC	8,649,893	—	8,649,893	—	8,649,893
Trinad Capital LP	7,197,575	—	7,197,575	—	7,197,575
Trinad Advisors II, LLC	7,197,575	—	7,197,575	—	7,197,575
Robert S. Ellin	8,649,893	—	8,649,893	—	8,649,893
Jay A. Wolf	8,649,893	—	8,649,893	—	8,649,893

Each of Trinad Management, LLC, Trinad Capital LP and Trinad Advisors II, LLC disclaims beneficial ownership in shares of common stock listed as beneficially owned by Trinad Capital Master Fund, Ltd. Each of Robert S. Ellin and Jay A. Wolf disclaim beneficial ownership of the shares of common stock listed as beneficially owned by Trinad Capital Master Fund, Ltd., except to the extent of their pecuniary interests therein. The address for Trinad Capital Master Fund, Ltd., Trinad Management, LLC, Trinad Capital LP, Trinad Advisors II, LLC, Robert S. Ellin and Jay A. Wolf is 2121 Avenue of the Stars, Suite 2250, Los Angeles, California 90067.

(13)	Includes 1,356,188 shares subject to options held by the directors and executive officers that are currently exercisable or exercisable within 60 days of March 31, 2009.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2008 regarding our compensation plans authorizing us to issue equity securities and the number of securities.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans, excluding securities reflected in column (a)
Equity compensation plans approved by security holders	5,269,000	(1)	$1.22	4,100,000	(2)
Equity compensation plans not approved by security holders	403,000	(3)	$2.71	—

Total	5,672,000			4,100,000

(1)	Includes shares issuable upon exercise of options and rights granted pursuant to the NTN Buzztime, Inc. 2004 Performance Incentive Plan.

(2)
Includes 4,100,000 shares remaining available for grant under the NTN Buzztime, Inc. 2004 Performance Incentive Plan. No additional securities are authorized and available for grant under the NTN Communications, Inc. 1996 Special Stock Option Plan. Also includes 300,000 shares of Buzztime Entertainment, Inc. common stock available for grant under the Buzztime Entertainment, Inc. 2001 Incentive Stock Option Plan. To date, no options have been granted under the Buzztime Entertainment, Inc. 2001 Incentive Stock Option Plan.

(3)
The 403,000 shares issuable that are not pursuant to equity compensation plans approved by security holders are all pursuant to warrants granted in connection with consulting agreements with non-employees or were warrants associated with equity financings. Warrants to purchase 237,000 shares were granted in 2004 and 166,000 shares were granted in 2002 or earlier. As of December 31, 2008, the range of exercise prices were $0.77 to $3.91 and the weighted-average remaining contractual life of outstanding warrants was approximately a third of a year.

Indemnity Agreements

We have entered into indemnity agreements with each of our directors and executive officers. The indemnity agreements provide that we will indemnify these individuals under certain circumstances against certain liabilities and expenses they may incur in their capacities as our directors or officers. We believe that the use of such indemnity agreements is customary among corporations and that the terms of the indemnity agreements are reasonable and fair to us, and are in our best interests to attract and retain experienced directors and officers.

Certain Relationships and Related Transactions

During 2007 and 2008, there has not been nor are there currently proposed any transactions or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 or 1% of the Company’s total assets and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Company Policy Regarding Related Party Transactions

Pursuant to its charter, our Audit Committee must review and approve, where appropriate, all related party transactions.

Section 16(a) Beneficial Ownership Reporting Compliance

Under federal securities laws, our directors and officers and any persons holding more than 10% of our common stock are required to report their beneficial ownership of our common stock and any changes in that ownership to the Securities and Exchange Commission. We believe that, based on the written representations of our directors and officers and copies of reports filed with the Commission in 2008, our directors, officers and holders of more than 10% of our common stock complied with the requirements of Section 16(a) during 2008, with the exception that: (a) Kendra Berger was late filing one Form 4 with respect to one transaction, which was subsequently reported on Form 4; and (b) Jake Tauber was late filing one Form 4 with respect to one transaction, which was subsequently reported on Form 4.

AUDIT COMMITTEE REPORT

The Audit Committee operates pursuant to a written charter adopted by the Board of Directors and reviewed by the Audit Committee annually. As set forth in the Charter, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing, providing for the compensation of, retaining, evaluating and overseeing the work of the Company’s independent registered public accounting firm. Each of the members of the Audit Committee meets the independence requirements of NYSE Amex.

Management is primarily responsible for the preparation, presentation and integrity of our financial statements, our accounting and financial reporting principles, and internal controls designed to assure compliance with accounting standards and applicable laws and regulations. Our independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, the Audit Committee:

•
reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2008 with management and Mayer Hoffman McCann P.C., the Company’s independent registered public accounting firm;

•
discussed with Mayer Hoffman McCann P.C. the matters required to be discussed by Statement on Auditing Standards No. 61,  Communication with Audit Committees, as amended by Statement of Auditing Standards No. 90,  Audit Committee Communications (Codification of Statement on Auditing Standards, AU380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T;

•
received and reviewed the written disclosures and the letter from Mayer Hoffman McCann P.C. regarding its independence as required by Independence Standards Board Standard No. 1,  Independence Discussions with Audit Committees  and discussed with Mayer Hoffman McCann P.C. its independence;

•
based on these reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008 as filed with the Securities and Exchange Commission; and

•	instructed the registered public accounting firm that the Audit Committee expects to be advised if there are any subjects that require special attention.

Audit Committee of the Board

Mary Beth Lewis (Chairperson)
Joseph Farricielli
Kenneth Keymer

Notwithstanding anything to the contrary set forth in any our filings and other documents that might incorporate by reference this proxy statement, in whole or in part, the foregoing report of the Audit Committee shall not be incorporated by reference into any such filings or documents.

Principal Accounting Firm Fees

The following table presents fees for professional audit services rendered by Mayer Hoffman McCann P.C. for the audit of the Company’s annual financial statements for 2008 and 2007, the three quarterly reviews for 2008 and one quarterly review for 2007, and fees billed for 2008 and 2007 for other services rendered by Mayer Hoffman McCann P.C.

	Fiscal Year 2008	Fiscal Year 2007
Audit Fees	$307,000	$303,000
Audit-Related Fees	16,000	—
Tax-Related Fees	—	—
All Other Fees	—	—

	$323,000	$303,000

Our former independent registered public accounting firm Haskell and White LLP, performed the first two quarterly reviews in 2007, which resulted in $115,000 of audit fees, $8,000 of audit-related fees and $1,000 of other fees.

Our Audit Committee has adopted a Pre-Approval Policy whereby all engagements of our independent auditor must be pre-approved by the Audit Committee. The committee has delegated to the Chairman of the committee the authority to evaluate and approve engagements on behalf of the committee in the event that a need arises for pre-approval between committee meetings. If the Chairman approves any such engagements, the Chairman reports that approval to the full committee at the next committee meeting.

PROPOSAL 2

RATIFICATION OF APPOINTMENT
OF MAYER HOFFMAN MCCANN P.C.
AS INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

Our independent registered public accounting firm for the fiscal year ended December 31, 2008 was Mayer Hoffman McCann P.C.  The Audit Committee of our Board of Directors has reappointed Mayer Hoffman McCann P.C. to continue as our independent registered public accounting firm for the year ending December 31, 2009. Our bylaws do not require that our stockholders ratify the selection of Mayer Hoffman McCann P.C. as our independent registered public accounting firm. However, we are submitting the selection of Mayer Hoffman McCann P.C. to our stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Mayer Hoffman McCann P.C. Even if the selection is ratified, the Audit Committee in their discretion may change the appointment at any time during the year if we determine that such a change would be in the best interests of the Company and our stockholders.

Representatives of Mayer Hoffman McCann P.C. will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Annual Meeting.

Required Vote

A majority of the shares present at the meeting, either in person or by proxy, must be voted in favor of Proposal 2 to ratify the appointment of Mayer Hoffman McCann P.C. as our independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MAYER HOFFMAN McCANN P.C. TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. PROXIES WILL BE VOTED “FOR” THE RATIFICATION OF THE APPOINTMENT OF MAYER HOFFMAN McCANN P.C. IF NO DIRECTION IS GIVEN IN THE PROXIES.

COMMUNICATIONS WITH DIRECTORS

Stockholders may communicate directly with the Board of Directors or individual members of the Board of Directors in writing by sending a letter to the Board c/o the Corporate Secretary at: NTN Buzztime, Inc. Board of Directors, 5966 La Place Court, Suite 100, Carlsbad, California 92008. The Secretary will promptly forward the communication to the Chairman of the Board of Directors or other director identified in the communication without any editing or screening.

OTHER MATTERS

Accompanying this Proxy Statement is a letter to stockholders from Mr. Bateman, our Chief Executive Officer, together with our Annual Report for the fiscal year ended December 31, 2008.

We will furnish, without charge, to each person to whom this Proxy Statement is being sent a complete copy of our Form 10-K (other than exhibits) for fiscal year ended December 31, 2008. We will furnish any exhibit to our Form 10-K upon the payment of a fee to cover our reasonable expenses in furnishing such exhibit. Written requests for the Form 10-K should be directed to Ms. Kendra Berger, Corporate Secretary, at our corporate offices located at 5966 La Place Court, Carlsbad, California 92008. Telephone requests may be directed to Ms. Berger at (760) 438-7400.

As of the time of preparation of this Proxy Statement, we do not know of any matter to be acted upon at the Annual Meeting other than the matters described above. If any other matter properly comes before the Annual Meeting, however, the proxy holders will vote the proxies thereon in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ KENDRA BERGER
Kendra Berger
Chief Financial Officer and Secretary

Carlsbad, California
Dated: April 30, 2009

VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by NTN Buzztime, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the internet and when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.  Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage- paid envelope we have provided or return it to NTN Buzztime, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NTN BUZZTIME, INC.

Vote on Directors

1.	To elect as Directors of NTN Buzztime, Inc. the	FOR	Withhold	For All	To withhold authority to vote for any individual
	Nominees listed below to hold office until the	All	All	Except	nominees mark “For All Except” and write the
	2010 annual meeting of stockholders and until				number(s) of the nominee(s) on the line(s) below.
	their respective successors are duly elected:	☐	☐	☐	_______________________________________

Nominees:

01) Terry Bateman 05) Mary Beth Lewis
02) Jeff Berg
03) Joseph J. Farricielli, Jr
04) Kenneth Keymer

Vote on Proposal		For	Against	Abstain

2.	To ratify the appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009	☐	☐	☐

The Board of Directors recommends that you vote “FOR” items 1 and 2.  This proxy, when properly executed, will be voted in the manner directed above.
WHEN NO CHOICE IS INDICATED, THIS PROXY WILL (IF PROPERLY EXECUTED) BE VOTED “FOR” THE ABOVE ITEMS.

Signature (PLEASE SIGN WITHIN BOX) Date	Signature (Joint Owners) Date

NTN BUZZTIME, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF  DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 29, 2009

The undersigned stockholder(s) hereby appoint(s) Terry Bateman and Kendra Berger, or either of them, as proxies, each with power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, and in their discretion upon such other matters as may come before the meeting, all of the shares of Common Stock of NTN Buzztime, Inc. that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., Pacific Daylight Time, on May 29, 2009 at the Company’s headquarters located at 5966 La Place Court, Carlsbad, CA and any adjournment or postponement thereof, hereby revoking any proxies heretofore given.